                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)  March 13, 1996
                                                   -----------------
                                                  (March 12, 1996)
                                                   -----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact Name of Registrant as Specified in its Charter)


                                   Commission
          New Mexico               File Number 1-6986          85-0019030
 (State or Other Jurisdiction                               (I.R.S. Employer
      of Incorporation)                                  Identification Number)



Alvarado Square, Albuquerque, New Mexico                87158
(Address of Principal Executive Offices)              (Zip Code)


                                 (505) 241-2700
              (Registrant's Telephone Number, Including Area Code)




          (Former Name or Former Address if Changed, Since Last Report)

ITEM 5. Other Event

Declaration of Cash Dividends on Common Stock

On March 12, 1996, the Company's Board of Directors ("Board"), at its regular meeting, declared a cash dividend of 12 cents per common share payable on May 24, 1996, to stockholders of record as of May 1, 1996. Based on 1995 earnings from ongoing operations, this dividend reflects a 35 percent payout ratio. The Board has not declared cash dividends on common stock since 1989.

The Board set the dividend payout ratio below the industry average to allow for dividend growth in the future and to sustain financial flexibility for the Company to respond to potential opportunities in the evolving energy marketplace. In establishing its new dividend policy, the Board weighed the Company's current financial position and its future business plan, as well as the regulatory and business climate in New Mexico.

Future dividend declaration will be reviewed for action by the Board and coordinated with quarterly earnings announcements. The payment of future dividends will depend on earnings, the financial condition of the Company, market conditions and other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Public Service Company of New Mexico
                                                     (Registrant)



Date:  March 13, 1996                       /s/ Donna M. Burnett
                                        -------------------------------
                                              Donna M. Burnett
                                          Corporate Controller and
                                          Chief Accounting Officer



                                        3